Accountants' Consent


The Board of Directors
CarrAmerica Realty Corporation:


We consent to the use of our reports incorporated by reference in the registration statement on Form S-3 of CarrAmerica Realty Corporation and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       KPMG Peat Marwick LLP


Washington, DC
July 16, 1996